Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS THIRD QUARTER 2016 RESULTS LED BY STRONG COMMERCIAL HEALTH CARE PERFORMANCE

o	Total revenues increased 5% to $9.9 billion in the third quarter

o	Shareholders' net income for the third quarter was $456 million, or $1.76 per share

o	Adjusted income from operations[1] in the third quarter was $503 million, or $1.94 per share

o	Projected adjusted income from operations per share[1,2,3] is now estimated to be in the range of $7.80 to $8.05 in 2016

BLOOMFIELD, CT, November 3, 2016 – Cigna Corporation (NYSE: CI) today reported third quarter 2016 results with solid revenue and earnings, led by strong performance in Commercial health care.

Total revenues in the quarter were $9.9 billion, an increase of 5% over third quarter 2015, driven by continued growth in Cigna's targeted customer segments.

For the third quarter of 2016, shareholders' net income was $456 million, or $1.76 per share, compared with $547 million, or $2.10 per share, for the third quarter of 2015.  Third quarter 2016 shareholders' net income included special item1 charges of $71 million after-tax, or $0.28 per share, for transaction costs related to Cigna's proposed combination with Anthem and a litigation matter, while third quarter 2015 shareholders' net income included $29 million after-tax, or $0.11 per share, of transaction costs related to Cigna's proposed combination with Anthem.

Cigna's adjusted income from operations1 for the third quarter of 2016 was $503 million, or $1.94 per share, compared with $593 million, or $2.28 per share, for the third quarter of 2015.

"Cigna's third quarter financial results are driven by our focus on affordable solutions and quality health outcomes for our customers and clients," said David M. Cordani, President and Chief Executive Officer.  "As we look to 2017, our commitment to delivering sustained value through innovative programs provides us with attractive growth opportunities in each of our businesses."

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues4 to total revenues and adjusted income from operations1 to shareholders' net income:
Consolidated Financial Results (dollars in millions, customers in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016

Consolidated Operating Revenues[4]	$9,805	$9,379	$9,893	$29,614
Net realized investment gains (losses)	75	10	67	110
Total Revenues	$9,880	$9,389	$9,960	$29,724

Consolidated Earnings, net of taxes
Adjusted income from operations[1]	$503	$593	$515	$1,619
Net realized investment gains	48	7	44	71
Amortization of other acquired intangible assets	(24)	(24)	(23)	(72)
Special items[1]	(71)	(29)	(26)	(133)
Shareholders' net income	$456	$547	$510	$1,485

Adjusted income from operations[1], per share	$1.94	$2.28	$1.98	$6.24
Shareholders' net income, per share	$1.76	$2.10	$1.97	$5.72

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2016	2015	2016	2015

Global Medical Customers	15,177	14,849	15,141	14,999

•	Cash and marketable investments at the parent company were approximately $2.2 billion at September 30, 2016 and $1.4 billion at December 31, 2015.

•	Year to date, as of November 2, 2016, the Company repurchased 785,000 shares of common stock for approximately $110 million.[3]

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016

Premiums and Fees	$6,807	$6,619	$6,943	$20,806
Adjusted Income from Operations[1]	$416	$482	$486	$1,446
Adjusted Margin, After-Tax[5]	5.4%	6.5%	6.2%	6.2%

	As of the Periods Ended
	September 30,		June 30,	December 31,
Customers:	2016	2015	2016	2015
Commercial	14,594	14,291	14,543	14,432
Government	583	558	598	567
Medical	15,177	14,849	15,141	14,999

Behavioral Care	26,102	24,591	25,776	24,674
Dental	14,960	13,872	14,880	13,869
Pharmacy	8,370	7,980	8,302	8,068
Medicare Part D	999	1,472	1,037	1,476

•	Third quarter 2016 premiums and fees increased 3% relative to third quarter 2015, driven by customer growth, specialty contributions, and rate actions in our Commercial employer business, partially offset by, as expected, reductions in Medicare Part D and Individual customers.

•	The third quarter medical customer base totaled 15.2 million, including an increase of nearly 180,000 customers in 2016, driven by organic growth in our Middle Market, Select, and International segments.

•	Third quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect strong contributions from our Commercial employer and specialty businesses, offset by results in our Government business, including costs related to our CMS audit response.

•	Adjusted income from operations[1] for third quarter 2016 did not have a meaningful amount of net prior year reserve development, while third quarter 2015 included favorable prior year reserve development on an after-tax basis of approximately $13 million.

•	On a year to date basis, Cigna has recorded net receivables of $50 million, after-tax related to 2016 risk mitigation programs for our Individual business.

•	The Total Commercial medical care ratio[6] ("MCR") of 79.4% for third quarter 2016 reflects the ongoing strong performance of our Commercial employer business.

•	The Total Government MCR[6] of 85.3% for third quarter 2016 primarily reflects unfavorable medical costs in our Medicaid business, as well as less prior year reserve development compared to third quarter 2015.

•	Third quarter 2016 Global Health Care operating expense ratio[6] of 22.1% reflects costs related to our CMS audit response as well as continued investments in strategic initiatives.

•	Global Health Care net medical costs payable[7] was approximately $2.27 billion at September 30, 2016 and $2.11 billion at December 31, 2015.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016

Premiums and Fees[8]	$833	$761	$800	$2,405
Adjusted Income from Operations[1]	$81	$62	$83	$231
Adjusted Margin, After-Tax[5]	9.4%	7.8%	9.9%	9.2%

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2016	2015	2016	2015

Policies[8]	12,069	12,808	11,965	12,888

•	Global Supplemental Benefits results continue to reflect the value created by affordable and personalized solutions delivered to individual consumers.

•	Third quarter 2016 premiums and fees grew 9% over third quarter 2015, reflecting continued business growth.

•	Third quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect business growth and strong operating expense discipline.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016

Premiums and Fees	$1,024	$980	$1,012	$3,063
Adjusted Income (Loss) from Operations[1]	$53	$84	$(12)	$56
Adjusted Margin, After-Tax[5]	4.8%	7.9%	(1.1%)	1.7%

•	Group Disability and Life customers continue to derive value through our differentiated productivity and return to work programs, while disability claims management process modifications implemented in the first quarter mature.

•	Third quarter 2016 premiums and fees grew 4% relative to third quarter 2015, reflecting new sales and continued strong persistency.

•	Third quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect stabilization of life claim experience as well as improvement in disability results associated with the claims management process modifications.

•	The annual Disability claim reserve review was completed in third quarter 2016, resulting in a de minimis impact to adjusted income from operations[1], while third quarter 2015 included an $11 million favorable after-tax impact from reserve reviews. Second quarter 2016 adjusted income from operations[1] included a $17 million unfavorable after-tax impact from Life claim reserve reviews.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016

Corporate & Other Operations	$(47)	$(35)	$(42)	$(114)

•	Third quarter 2015 adjusted loss from operations[1] benefited from lower corporate expenses.

2016 OUTLOOK

Cigna's outlook for full year 2016 consolidated adjusted income from operations1,2 is in the range of $2.025 billion to $2.095 billion, or $7.80 to $8.05 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment. 3

(dollars in millions, except where noted and per share amounts)	Full-Year Ending
December 31, 2016

Projected Adjusted Income (Loss) from Operations[1,2]
Global Health Care	$1,840 to 1,870
Global Supplemental Benefits	$275 to 285
Group Disability and Life	$80 to 110
Ongoing Businesses	$2,195 to 2,265

Corporate & Other Operations	$(170)
Consolidated Projected Adjusted Income from Operations[1,2]	$2,025 to 2,095

Consolidated Projected Adjusted Income from Operations, per share[1,2,3]	$7.80 to 8.05

2016 Projected Operating Metrics and Ratios Outlook
Total Revenue Growth	Mid-single digit percentage range

Full Year Total Commercial Medical Care Ratio[6]	78.5% to 79.5%
Full Year Total Government Medical Care Ratio[6]	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio[6]	21% to 22%
Global Medical Customer Growth[9]	Low single digit percentage range

The foregoing statements represent the Company's current estimates of Cigna's 2016 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review third quarter 2016 results and discuss full year 2016 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page

Notes:

1.	Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Net amortization of other acquired intangible assets in 2015 included the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price. Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP)and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.	Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders' net income for full year 2016 because future net realized investment results, net amortization of other acquired intangible assets and additional special items cannot be identified or reasonably estimated at this time.

3.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.	The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues." We define consolidated operating revenues as total revenues excluding realized investment results. We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment. As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

5.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

6.	Operating ratios are defined as follows:
•	Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.
•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

7.	Global Health Care medical costs payable are presented net of reinsurance and other recoverables. The gross Global Health Care medical costs payable balance was $2.55 billion as of September 30, 2016 and $2.36 billion as of December 31, 2015.

8.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP. As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

9.	Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2016, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2015; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's and Anthem's future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

REVENUES

Premiums	$7,605	$7,347	$23,005	$22,181
Fees	1,086	1,038	3,346	3,161
Net investment income	282	285	848	858
Mail order pharmacy revenues	762	643	2,207	1,846
Other revenues	70	66	208	198
Consolidated operating revenues	9,805	9,379	29,614	28,244
Net realized investment gains	75	10	110	104

Total	$9,880	$9,389	$29,724	$28,348

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)

Global Health Care	$416	$482	$1,446	$1,454
Global Supplemental Benefits	81	62	231	208
Group Disability and Life	53	84	56	241
Ongoing Operations	550	628	1,733	1,903
Corporate and Other	(47)	(35)	(114)	(133)
Total	$503	$593	$1,619	$1,770

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	48	7	71	68
Amortization of other acquired intangible assets, net	(24)	(24)	(72)	(76)
Special items	(71)	(29)	(133)	(94)
Shareholders' net income (loss)	$456	$547	$1,485	$1,668

DILUTED EARNINGS PER SHARE

Adjusted income (loss) from operations (1)	$1.94	$2.28	$6.24	$6.79
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	0.19	0.02	0.27	0.26
Amortization of other acquired intangible assets, net	(0.09)	(0.09)	(0.28)	(0.29)
Special items	(0.28)	(0.11)	(0.51)	(0.36)
Shareholders' net income	$1.76	$2.10	$5.72	$6.40
Weighted average shares (in thousands)	259,754	260,519	259,568	260,617
Common shares outstanding (in thousands)			256,720	257,592

SHAREHOLDERS' EQUITY at September 30			$13,974	$11,774

SHAREHOLDERS' EQUITY PER SHARE at September 30			$54.43	$45.71

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share			Consolidated			Global Health Care

Three Months Ended September 30,	3Q16	3Q15	2Q16	3Q16	3Q15	2Q16	3Q16	3Q15	2Q16

Adjusted income (loss) from operations	$1.94	$2.28	$1.98	$503	$593	$515	$416	$482	$486

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.19	0.02	0.18	48	7	44	42	14	19
Amortization of other acquired intangible assets, net	(0.09)	(0.09)	(0.09)	(24)	(24)	(23)	(20)	(21)	(18)
Special Items:
Charges associated with litigation matters	(0.10)	-	-	(25)	-	-	(25)	-	-
Merger-related transaction costs	(0.18)	(0.11)	(0.10)	(46)	(29)	(26)	-	-	-
Shareholders' net income (loss)	$1.76	$2.10	$1.97	$456	$547	$510	$413	$475	$487
Weighted average shares (in thousands)	259,754	260,519	259,500

Special Items, pre-tax:
Charges associated with litigation matters				$(40)	$-	$-	$(40)	$-	$-
Merger-related transaction costs				(49)	35	(34)	-	-	-
Total				$(89)	$35	$(34)	$(40)	$-	$-

	Diluted Earnings Per Share			Consolidated			Global Health Care
Nine Months Ended September 30,	2016		2015	2016		2015	2016		2015

Adjusted income (loss) from operations	$6.24		$6.79	$1,619		$1,770	$1,446		$1,454
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.27		0.26	71		68	49		50
Amortization of other acquired intangible assets, net	(0.28)		(0.29)	(72)		(76)	(56)		(64)
Special Items:
Charges associated with litigation matters	(0.10)		-	(25)		-	(25)		-
Debt extinguishment costs	-		(0.25)	-		(65)	-		-
Merger-related transaction costs	(0.41)		(0.11)	(108)		(29)	-		-
Shareholders' net income	$5.72		$6.40	$1,485		$1,668	$1,414		$1,440
Weighted average shares (in thousands)	259,568		260,617
Common shares outstanding as of September 30, (in thousands)	256,720		257,592

Special Items, pre-tax:
Charges associated with litigation matters				$(40)		$-	$(40)		$-
Debt extinguishment costs				-		(100)	-		-
Merger-related transaction costs				(123)		(35)	-		-
Total				$(163)		$(135)	$(40)		$-

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended September 30,	3Q16	3Q15	2Q16	3Q16	3Q15	2Q16	3Q16	3Q15	2Q16

Adjusted income (loss) from operations	$81	$62	$83	$53	$84	$(12)	$(47)	$(35)	$(42)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	-	(1)	-	12	(6)	15	(6)	-	10
Amortization of other acquired intangible assets, net	(4)	(3)	(5)	-	-	-	-	-	-
Special Items:
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
Merger-related transaction costs	-	-	-	-	-	-	(46)	(29)	(26)
Shareholders' net income (loss)	$77	$58	$78	$65	$78	$3	$(99)	$(64)	$(58)
Weighted average shares (in thousands)

Special Items, pre-tax:
Charges associated with litigation matters	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merger-related transaction costs	-	-	-	-	-	-	(49)	(35)	(34)
Total	$-	$-	$-	$-	$-	$-	$(49)	$(35)	$(34)

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Nine Months Ended September 30,	2016		2015	2016		2015	2016		2015

Adjusted income (loss) from operations	$231		$208	$56		$241	$(114)		$(133)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(1)		(1)	25		13	(2)		6
Amortization of other acquired intangible assets, net	(16)		(12)	-		-	-		-
Special Items:
Charges associated with litigation matters	-		-	-		-	-		-
Debt extinguishment costs	-		-	-		-	-		(65)
Merger-related transaction costs	-		-	-		-	(108)		(29)
Shareholders' net income	$214		$195	$81		$254	$(224)		$(221)
Weighted average shares (in thousands)
Common shares outstanding as of September 30, (in thousands)

Special Items, pre-tax:
Charges associated with litigation matters	$-		$-	$-		$-	$-		$-
Debt extinguishment costs	-		-	-		-	-		(100)
Merger-related transaction costs	-		-	-		-	(123)		(35)
Total	$-		$-	$-		$-	$(123)		$(135)